UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2014

IGNYTA, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-183886	59-3564984
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11095 Flintkote Avenue, Suite D

San Diego, California 92121

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 255-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The disclosure set forth under Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On February 5, 2014, Dr. Patrick O’Connor resigned from his positions as Chief Scientific Officer and Sr. Vice President, Research of Ignyta, Inc. (“Ignyta”), effective immediately. Dr. O’Connor had been on a previously announced unpaid medical leave of absence since September 2013.

In connection with Dr. O’Connor’s resignation, Ignyta and Dr. O’Connor entered into a letter agreement dated as of February 5, 2014 (the “Agreement”). Under the Agreement, Ignyta accelerated vesting with respect to 100,000 of 500,000 shares of restricted common stock of Ignyta held by Dr. O’Connor, and Ignyta repurchased the remaining 400,000 unvested shares for Dr. O’Connor’s original purchase price of $1,440 in the aggregate. The Agreement also contains customary release of liability provisions.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of such Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The press release dated February 6, 2014 announcing Dr. O’Connor’s resignation is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Letter agreement between Ignyta, Inc. and Dr. Patrick O’Connor dated February 5, 2014.

99.1	Press Release, dated February 6, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2014	IGNYTA, INC.

	By:	/s/ Jonathan Lim, M.D.
Name: Jonathan Lim, M.D.
Title: President, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter agreement between Ignyta, Inc. and Dr. Patrick O’Connor dated February 5, 2014.

99.1	Press Release, dated February 6, 2014.

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